SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Not Applicable

(Former Address, if changed since Last Report) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The information set forth below with respect to resignation of certain directors is set forth below under Item 8.01 Other Events and incorporated by reference into this Item 5.02(b).

Item 8.01.	Other Events.

Emerson Radio Corp. (the “Company”) previously disclosed that on May 31, 2011, the High Court of Hong Kong appointed Fok Hei Yu (who is also known by the anglicized name Vincent Fok), formerly a director and Chairman of the Board of the Company, and Roderick John Sutton, both of FTI Consulting (Hong Kong) Limited (“FTI”), as Joint and Several Provisional Liquidators (the “Provisional Liquidators”) over Grande Holdings Limited (In Liquidation) (“Grande”), which, based on its latest 13D/A filed on July 9, 2014, indirectly has the power to vote and direct the disposition of 15,243,283 shares, or approximately 56.2%, of the outstanding common stock of Emerson. Accordingly, as of May 31, 2011, the directors of Grande no longer had the ability to exercise control over Grande or the power to direct the voting and disposition of the 15,243,283 shares beneficially owned by Grande. Instead, Mr. Fok and Mr. Sutton, as Provisional Liquidators over Grande, had such power.

Based on public announcements by Grande dated May 26, 2016 (the “Grande Announcements”), the Company understands that on May 26, 2016, the Provisional Liquidators over Grande were released and discharged by the Hong Kong Court, the winding up of Grande was permanently stayed, Grande has fulfilled all of the resumption conditions imposed on Grande by The Stock Exchange of Hong Kong Limited (“HKEX”) and Grande has made application to the HKEX for the resumption of trading in its shares on the HKEX with effect from May 30, 2016 (the “Grande Resumption”). The resumption of trading of Grande’s shares on HKEX occurred on May 30, 2016.

Furthermore, based on the Grande Announcements and information received from a company associated with Grande, the Company also understands that upon the completion of the Grande Resumption, certain companies associated with Mr. Christopher Ho, who served as the Company’s Chairman of the Board until November 2013, will hold, in the aggregate, a 72.26% shareholding in Grande and will therefore beneficially control the voting and disposition of the 15,243,283 shares of the Company beneficially owned by Grande through certain of Grande’s subsidiaries.

Also, based on the Grande Announcements, the Company understands that, effective May 30, 2016, the Company’s Chief Executive Officer, Mr. Duncan Hon, was appointed Chief Executive Officer of Grande and an executive director of Grande.

On May 29, 2016, John Batchelor, a Senior Managing Director in the Corporate Finance and Restructuring practice of FTI, resigned as Chairman of the Board and a director of the Company with immediate effect. In addition, on May 31, 2016, Mark Manski resigned as Chairman of the Special Committee and a director of the Company effective close of business May 31, 2016. The Company intends to ensure that its Board of Directors remains properly constituted according to all regulatory and listing requirements, consistent with its status as a “controlled company” under NYSE MKT rules.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Andrew L. Davis
Name: Andrew L. Davis
Title: Chief Financial Officer

Dated: June 2, 2016